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                                                                    Exhibit 24.2

                                   SECRETARY'S
                                   CERTIFICATE


         I, E.F., Jackman, Secretary of Cytec Industries Inc., a Delaware corporation (the "Corporation"), hereby certify that set forth below is a complete and accurate copy of a certain resolution adopted by the Board of Directors of the Corporation on June 24, 1998, and that such resolution is in full force and effect as of the date of this certificate.

         FURTHER RESOLVED: That the Board of Directors hereby authorizes each of
D. Lilley, J.P. Cronin and E.F. Jackman to sign the registration statement or registration statements registering such shares and any shares issuable upon the exercise of AMT stock options, for sale under the Securities Act of 1933, and any amendment or amendments to such registration statements, in the capacity of Chief Executive Officer and Chief Financial and Accounting Officer of the Corporation, pursuant to powers of attorney in favor of such individuals signed by the Chief Executive Officer and the Chief Financial and Accounting Officer, respectively; and

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the corporation this 9th day of October 1998.


                                             /s/ E.F. Jackman
                                             --------------------------------
                                             E.F. Jackman
                                             Secretary